This AMENDED CONSULTING AGREEMENT dated effective the 1st day of August, 2003, is between, BOUNDARIES CAPITAL, INC. of Suite 460, 789 West Pender Street Vancouver, B.C., V6C 1H2 (the "Company"), and Greg Burnett, of Suite 604, 750 West Pender Street, Vancouver, B.C., V6C 2T7 (the "Consultant").


     In consideration of the premises and the mutual covenants and agreements hereinafter set forth, IT IS AGREED as follows:

1. The Consultant has represented to the Company that it has the technical, business or management expertise to provide certain technical, business and/or management services to the Company, other than services of a promotional, investor relations or fiscal agency nature (the "Services").

2. The Company hereby retains the Consultant to provide the Services to the Company for a term of twelve (12) months unless extended or terminated earlier as hereinafter provided (the "Term").

3. During the Term, the Consultant shall diligently and faithfully devote the time, effort and ability to the Company's affairs and business necessary to perform the Services under this Agreement.


4. In consideration for the provision of the Services, the Company shall issue or cause to be issued to the Consultant 1,250,000 shares of the Company's common stock, which shall be issued no later than August 31, 2003. Additionally, at such time as the Company and the Consultant determine to be appropriate, the Company and the Consultant shall consider whether the compensation payable to the Consultant pursuant to this paragraph is sufficient, considering the nature of the Services and the value of those shares over time, and, if determined to be appropriate, the Company shall issue or cause to be issued to the Consultant, as addition consideration for the Services, additional shares of the Company's common stock, which additional shares shall not exceed another 1,250,000 shares of such stock. The Consultant agrees to have the additional shares of the Company's common stock issued into escrow. The additional shares will only be released from escrow at such time, if ever, and in such amount as the Company and the Consultant determine to be appropriate.


5. The Company is aware that the Consultant also provides services to other companies and that these other companies will require a certain portion of the Consultant's time.

6. This contract may be terminated at any time by either party on two weeks written notice to the other party.

7. The Consultant shall not, either prior to, during or after the Term, disclose to any person, nor make use of, any information whatsoever relating to




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the Company, its business,  policies,  methods or information which he/she shall have acquired in any manner.

8. The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the prior written consent of the Company.

9. If any provision, word or clause of this Agreement shall be held to be illegal, invalid or unenforceable for any reason, such illegality, invalidity or unenforceability shall not affect the remaining provisions which shall be fully severable, and this Agreement shall be construed and enforced without regard to such illegal, invalid or unenforceable provision.

10. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of B.C. and the parties hereto hereby irrevocably attorn to the exclusive jurisdiction of the Courts of such Province.

11. The Company and the Consultant each represent to the other that they have read this Agreement, that they have sought and obtained independent legal advice with respect to the contents hereof and that they fully understand the terms and legal effect of this Agreement.




BOUNDARIES CAPITAL, INC.                    CONSULTANT
------------------------                    ----------




Per:   /s/ Allen Sewell                     Per:   /s/ Greg Burnett
       --------------------                        ----------------
       Authorized Signatory                        Greg Burnett